Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ceragon Networks Ltd. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 18, 2010

By: /s/ Ira Palti

Name: Ira Palti
Title: President and Chief Executive Officer

By: /s/ Naftali Idan

Name: Naftali Idan
Title: Executive Vice President and Chief Financial Officer

A signed copy of this written statement required by Section 906 has been provided to Ceragon Networks Ltd. and will be retained by Ceragon Networks Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.